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                                                                      Exh. 10.1

                     THIS MANAGEMENT AND ADVISORY AGREEMENT

    THIS MANAGEMENT AND ADVISORY AGREEMENT, is made as of December 22, 1997 (the "Agreement") by and among NORTHSTAR CAPITAL INVESTMENT CORP. , a Maryland corporation (the "REIT"), NORTHSTAR PARTNERSHIP, L. P., a Delaware limited partnership (the "Operating Partnership," and, collectively with the REIT, the "Company"), and NORTHSTAR CAPITAL PARTNERS LLC, a Delaware limited liability company (together with its permitted assignees, the "Manager").

                              W I T N E S S E T H :

    WHEREAS, the REIT expects to qualify for the tax benefits accorded by Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code");

    WHEREAS, the REIT is the sole general partner of the Operating Partnership and has contributed (or will contribute) to the Operating Partnership all or substantially all of its assets and will conduct substantially all of its operations through the Operating Partnership;

    WHEREAS, the Company desires to avail itself of the experience, sources of information, advice, assistance and certain facilities of or available to the Manager and to have the Manager undertake the duties and responsibilities hereinafter set forth, on behalf of the Company and subject to the supervision of the REIT, as provided in this Agreement; and

    WHEREAS, the Manager is willing to undertake to render such services, subject to the supervision of the REIT, on the terms and conditions hereinafter set forth.

    NOW THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree as follows:

    SECTION 1. Definitions. Capitalized terms used but not defined herein shall have the respective meanings assigned them in the Offering Memorandum of the REIT dated December 17, 1997 (the "Offering Memorandum"). In addition, the following terms have the meanings assigned them.


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    (a) "Agreement" means this Management and Advisory Agreement, as amended from time to time.

    (b) "Board of Directors" means the Board of Directors of the REIT.

    (c) "Closing Date" means the date of closing of the REIT's private placement of common stock identified in the Offering Memorandum.

    (d) "Governing Instruments" means the articles of incorporation and bylaws in the case of a corporation, certificate of limited partnership (if applicable) and the partnership agreement in the case of a general or limited partnership or the articles of formation and the operating agreement in the case of a limited liability company.

    (e) "REIT Investments" means the assets of the Company.

    (f) "Sister Corp." means any sister company (whether a corporation, partnership, limited liability company or other entity), as described in the Offering Memorandum.

(g) "Subsidiary" means any subsidiary of the REIT and any partnership, the general partner of which is the REIT or any subsidiary of the REIT.

    SECTION 2. Appointment and Duties of the Manager.

    (a) The REIT and the Operating Partnership hereby appoint the Manager to manage the assets of the Company subject to the further terms and conditions set forth in this Agreement and the Manager shall use its commercially reasonable efforts to perform each of the duties set forth herein. The appointment of the Manager shall be exclusive to the Manager except to the extent that the Manager otherwise agrees, in its sole and absolute discretion, and except to the extent that the Manager elects, pursuant to the terms hereof, to cause the duties of the Manager hereunder to be provided by third parties.

    (b) The Manager at all times will be subject to the supervision of the REIT's Board of Directors and will have only such functions and authority as the REIT may delegate to it including, without limitation, the functions and

                                      2


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authority identified herein and delegated to the Manager hereby. The Manager will be responsible for the day-to-day operations of the Company and will perform (or cause to be performed) such services and activities relating to the assets and operations of the Company as may be appropriate, including, without limitation:

        (i) serving as the Company's consultant with respect to formulation of investment criteria and preparation of policy guidelines (the "Guidelines") by the Board of Directors;

        (ii) investing and re-investing any moneys and securities of the Company in short-term investments pending investment in REIT Investments, payment of fees, costs and expenses, or payments of dividends or distributions to stockholders and partners of the Company;

       (iii) investigation and selection of possible investment opportunities and acquisitions, property and investment analysis, market and economic surveys, on-site physical inspections, review and projection of income and construction, renovation and/or operating expenses and supervising and negotiating the arrangement of financing;

        (iv) conducting negotiations with real estate brokers, owners of property and their agents and representatives, investment bankers and owners of privately and publicly held real estate companies;

        (v) engaging and supervising, on behalf of the Company and at the Company's expense, independent contractors which provide real estate brokerage, investment banking and leasing services, mortgage brokerage and other financial services and such other services as may be required relating to the Company's investments;

        (vi) negotiating on behalf of the Company for the sale, exchange or other disposition of any of the Company's investments;
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       (vii) coordinating and managing operations of any joint
    venture interests held by the Company and conducting all matters with the joint venture partners;

      (viii) coordinating and supervising, on behalf of the Company and at the Company's expense, all property managers, leasing agents and developers for the administration, leasing, management and/or development of any of the Company's investments;

        (ix) providing executive and administrative personnel, office space and office services required in rendering services to the Company;

        (x) administering the day-to-day operations of the Company and performing and supervising the performance of such other administrative functions necessary in the management of the Company as may be agreed upon by the Manager and the Board of Directors;

        (xi) communicating on behalf of the Company with the holders of any equity or debt securities of the Company as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

       (xii) counseling the Company in connection with policy decisions to be made by the Board of Directors;

      (xiii) engaging in hedging activities on behalf of the Company, consistent with the Company's status as a REIT and with the Guidelines;

       (xiv) counseling the REIT regarding the maintenance of its status as a real estate investment trust and monitoring compliance with the various real estate investment trust qualification tests and other rules set out in the Code and Treasury Regulations thereunder; and

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       (xv) counseling the Company regarding the maintenance of its exemption from the Investment Company Act and monitoring compliance with the requirements for maintaining an exemption from that Act.

    (c) The Manager may enter into agreements with other parties, including its affiliates, for the purpose of engaging one or more property and/or asset managers for and on behalf, and at the sole cost and expense, of the Company to provide property management, asset management, leasing, development and/ or similar services to the Company with respect to the REIT Investments, pursuant to property management agreement(s) and/or asset management agreement(s) with terms which are then customary for agreements regarding the management of assets similar in type, quality and value to the assets of the Company; provided, that any such agreements entered into with affiliates of the Manager shall be on terms no more favorable to such affiliate then would be obtained from a third party on an arms'-length basis.

    (d) The Manager may retain, for and on behalf, and at the sole cost and expense, of the Company, such services of accountants, legal counsel, appraisers, insurers, brokers, transfer agents, registrars, developers, investment banks, financial advisors, banks and other lenders and others as the Manager deems necessary or advisable in connection with the management and operations of the Company. Notwithstanding anything contained herein to the contrary, the Manager shall have the right to cause any such services to be rendered by its employees or affiliates. The Company shall pay or reimburse the Manager or its affiliates performing such services for the cost thereof; provided that such costs and reimbursements are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm's-length basis.

    (e) As frequently as the Manager may deem necessary or advisable, or at the direction of the Board of Directors, the Manager shall, at the sole cost and expense of the Company, prepare, or cause to be prepared, with respect to any of the REIT Investments (i) an appraisal prepared by an independent real estate appraiser, (ii) reports and information on the Company's operations and asset performance and (iii) other information reasonably requested by the Company.

    (f) The Manager shall prepare, or cause to be prepared, at the sole cost and expense of the Company, all reports, financial or otherwise, with respect to the Company reasonably required by the Board of Directors in order for the Company to comply with its Governing Instruments or any other materials required to be filed with any governmental body or agency, and shall prepare, or cause to be prepared, all materials and data necessary to complete such reports and other materials including, without limitation, an annual audit of the Company's books of account by a nationally recognized independent accounting firm.

    (g) Notwithstanding anything contained herein to the contrary, except to the extent that the payment of additional monies is proven by the Company to have been required as a direct result of the Manager's acts or omissions which result in the right of the Company to terminate this Agreement pursuant to Section 15 hereof, the Manager shall not be required to expend money ("Excess Funds") in excess of that contained in any applicable Company Account (as herein defined) or otherwise made available by the Company to be expended by the Manager hereunder. Failure of the Manager to expend Excess Funds out-of-pocket shall not give rise or be a contributing factor to the right of the Company under Section 13(a) hereof to terminate this Agreement due to the Manager's unsatisfactory performance.

    (h) In performing its duties under this Section 2, the Manager shall be entitled to rely reasonably on qualified experts hired by the Manager.

    SECTION 3. Additional Activities of Manager.

    (a) The Manager hereby agrees not to engage in business or to render services to others that compete with the Company until an amount equal to 80% of the Company's Total Equity has been invested (other than in short-term temporary investments) by the Company (and for these purposes contributions to a Sister Corp. shall be deemed to be "investments" of the Company's Total Equity). As used herein, the term "Total Equity" shall mean the sum of (i) total equity capital raised by the REIT, including, without limitation, the net proceeds of the Offering contemplated by the Offering Memorandum and the net proceeds of any subsequent offering of Common Stock or Preferred Stock by the REIT, plus (ii) a notional amount of debt equal to such total equity capital raised by the REIT. Notwithstanding the foregoing, the Manager and its affiliates will be permitted at any time (i) to manage the Sister Corp. and (ii) to manage and make investments related to "Ex-

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cluded NorthStar Investments." As used herein, the term "Excluded NorthStar
Investments" shall mean existing or future investments made by the Manager and/or its affiliates in connection with the Existing NorthStar Assets or in connection with any additional investments made by NorthStar or its affiliates during any period of time that the exclusivity provisions of this Agreement are not in effect (i.e. during any period of time in which 80% or more of the Total Equity of the Company has been invested). In addition, the Manager has informed the Company that, in connection with existing debt of a subsidiary of the Manager ("NorthStar Operating LLC") held by UBS Mortgage Finance Inc. ("UBS"), NorthStar Operating LLC and/or the Manager may be required to present certain investment opportunities to UBS for co-investment by UBS and/or NorthStar Operating LLC. The Company has agreed to permit UBS and/or NorthStar Operating LLC to co-invest with the Company in such situations or, in the alternative, if a majority of the Independent Directors determine that such co-investment is not in the best interest of the Company, the Company will not make such investment and will agree to permit such investment to be made by NorthStar Operating LLC or another affiliate of the Manager and such investments will be deemed to be "Excluded NorthStar Investments" for purposes of this Agreement.

    (b) Except to the extent set forth in clause (a) above, nothing herein shall prevent the Manager or any of its affiliates from engaging in other businesses or from rendering services of any kind to any other person or entity, including investment in, or advisory service to others investing in, any type of real estate investment, including investments which meet the principal investment objectives of the Company.

    (c) Managers, members, partners, officers, employees and agents of the Manager or affiliates of the Manager may serve as directors, officers, employees, agents, nominees or signatories for the REIT, the Operating Partnership or any other Subsidiary, to the extent permitted by their Governing Instruments, as from time to time amended, or by any resolutions duly adopted by the Board of Directors pursuant to the REIT's Governing Instruments. When executing documents or otherwise acting in such capacities for the REIT, such persons shall use their respective titles in the REIT.

    SECTION 4. Agency. The Manager shall act as agent of the Company in making, acquiring, financing and disposing of investments, disbursing and collecting the Company's funds, paying the debts and fulfilling the obligations of the Company, supervising the performance of professionals engaged by or on behalf of the Company and handling, prosecuting and settling any claims of or against the Company, the Board of Directors, holders of the Company's securities or the Company's representatives or properties.

    SECTION 5. Bank Accounts. At the direction of the Board of Directors, the Manager may establish and maintain one or more bank accounts in the name of the REIT, the Operating Partnership, or any other Subsidiary (any such account, a "Company Account"), and may collect and deposit funds into any such Company Account or Company Accounts, and disburse funds from any such Company Account or Company Accounts, under such terms and conditions as the Board of Directors may approve; and the Manager shall from time to time render appropriate accountings of such collections and payments to the Board of Directors and, upon request, to the auditors of the REIT, the Operating Partnership or any other Subsidiary.

    SECTION 6. Records; Confidentiality. The Manager shall maintain appropriate books of accounts and records relating to services performed hereunder, and such books of account and records shall be accessible for inspection by representatives of the REIT, the Operating Partnership, or any other Subsidiary at any time during normal business hours upon one (1) business day's advance written notice. The Manager shall keep confidential any and all information obtained in connection with the services rendered hereunder and shall not disclose any such information to nonaffiliated third parties except with the prior written consent of the Board of Directors.

    SECTION 7. Obligations of Manager; Restrictions.

    (a) The Manager shall require each seller or transferor of REIT Investments to the Company to make such representations and warranties regarding such REIT Investments as may, in the judgment of the Manager, be necessary and appropriate. In addition, the Manager shall take such other action as it deems necessary or appropriate with regard to the protection of the Company's investments.

    (b) The Manager shall refrain from any action that, in its sole judgment made in good faith, (i) is not in compliance with the Guidelines or (ii) would adversely affect the status of the REIT as a REIT or that, in its sole judgment made in good faith, would violate any law, rule or regulation of any governmental body or agency having jurisdiction over the REIT, the Operating Partnership, or any

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Subsidiary or that would otherwise not be permitted by such entity's
Governing Instruments. If the Manager is ordered to take any such action by the Board of Directors, the Manager shall promptly notify the Board of Directors of the Manager's judgment that such action would adversely affect such status or violate any such law, rule or regulation or the Governing Instruments. Notwithstanding the foregoing, the Manager, its directors, officers, stockholders and employees shall not be liable to the REIT, the Operating Partnership or any other Subsidiary, the Independent Directors, or the REIT's or the Operating Partnership's stockholders or partners for any act or omission by the Manager, its directors, officers, stockholders or employees except as provided in Section 11 of this Agreement.

    (c) The Manager shall not consummate any transaction which would involve the acquisition by the Company of property in which the Manager or any affiliate thereof has an ownership interest or the sale by the Company of property to the Manager or any affiliate thereof, unless such transaction is approved by a majority of the Independent Directors.

    (d) The Company shall not invest in joint ventures with the Manager or any affiliate thereof, unless (i) such investment is made in accordance with the Guidelines or (ii) such investment is approved in advance by a majority of the Independent Directors.

    (e) The Independent Directors will review the transactions of the Company quarterly. If the Independent Directors determine in their periodic review of transactions that a particular transaction does not comply with the Guidelines, then the Independent Directors will consider what corrective action, if any, can be taken. If the transaction involved the acquisition of an asset from the Manager or an affiliate of the Manager that was not approved in advance by a majority of the Independent Directors, then the Manager may be required to repurchase the asset at the purchase price (plus closing costs) to the Company.

    SECTION 8. Compensation.

    (a) Commencing on the Closing Date, the Manager will receive an annual management fee (the "Management Fee") equal to 1.50% of the Company's "Gross Equity;" provided, however, that during the first twelve months following the Closing Date, the Manager shall receive a Management Fee equal to the greater of
(i) $7,500,000 and (ii) 1.50% of the Company's Gross Equity. The Management Fee shall be calculated and paid monthly in arrears based upon the

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weighted average Gross Equity of the Company for such month (except during the first twelve months following the Closing Date, when such monthly amount shall be calculated and paid based on the greater of $7,500,000 and 1.50% of Gross Equity). The term "Gross Equity" for any period means (A) the sum of
(i) total equity capital raised by the Company, including, without limitation, the net proceeds of the Offering contemplated by the Offering Memorandum and the net proceeds of any subsequent offering of Common Stock or Preferred Stock by the REIT, plus (ii) the value of contributions made by partners other than the REIT, from time to time, to the capital of the Operating Partnership or any other Subsidiary (reduced proportionately in the case of a Subsidiary to the extent that the Operating Partnership owns, directly or indirectly, less than 100% of the equity interests in such Subsidiary), less (B) any capital dividends or capital distributions made by the REIT to its stockholders. The Manager will not receive any Management Fee for the period prior to the Closing Date.

    (b) The Manager shall compute each installment of the Management Fee within 15 days after the end of the calendar month with respect to which such installment is payable. A copy of the computations made by the Manager to calculate the such installment shall thereafter promptly be delivered to the Board of Directors and, upon such delivery, payment of such installment of the Management Fee shown therein shall be due and payable no later than the earlier to occur of (i) the date which is 20 days after the end of the calendar month with respect to which such installment is payable and (ii) the date which is two (2) business days after the date of delivery to the Board of Directors of such computations.

    (c) The Management Fee is subject to adjustment pursuant to and in accordance with the provisions of Section 13(a) hereof.

    SECTION 9. Expenses of the Company. The Company shall pay all of its expenses and shall reimburse the Manager for documented expenses of the Manager incurred on its behalf (collectively, the "Expenses"). Expenses include all costs and expenses which are expressly designated elsewhere in this Agreement as the Company's, together with the following:

    (a) travel and other out-of-pocket expenses incurred by managers, officers, employees and agents of the Manager in connection with the purchase, financing, refinancing, sale or other disposition of a REIT Investment;

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    (b) costs of legal, accounting, tax, administrative and other similar services rendered for the Company by providers retained by the Manager or, if provided by the Manager's employees, in amounts which are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm's-length basis.

    (c) all other costs and expenses relating to the Company's business and investment operations, including, without limitation, the costs and expenses of acquiring, owning, protecting, maintaining, developing and disposing of the Company's investments, including appraisal, reporting, audit and legal fees;

    (d) all insurance costs incurred in connection with the operation of the Company's business;

    (e) expenses relating to any office or office facilities maintained for the Company or the REIT Investments separate from the office or offices of the Manager;

    (f) expenses connected with the payments of interest, dividends or distributions in cash or any other form made or caused to be made by the Board of Directors to or on account of the holders of securities or Units of the Company, including, without limitation, in connection with any dividend reinvestment plan;

    (g) expenses connected with communications to holders of securities or Units of the Company and other bookkeeping and clerical work necessary in maintaining relations with holders of securities or Units and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including, without limitation, all costs of preparing and filing required reports with the Securities and Exchange Commission, the costs payable by the Company to any transfer agent and registrar in connection with the listing and/or trading of the REIT's stock on any exchange, the fees payable by the REIT to any such exchange in connection with its listing, costs of preparing, printing and mailing the REIT's annual report to its shareholders and proxy materials with respect to any meeting of the shareholders of the REIT; and

    (h) all other expenses actually incurred by the Manager which are reasonably necessary for the performance by the Manager of its duties and functions hereunder.


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    Without regard to the amount of compensation received hereunder by the
Manager, the Manager shall bear the following expenses: (i) wages and salaries of the Manager's officers and employees; and (ii) rent and other "overhead" expenses of the Manager.

    SECTION 10. Calculations of Expenses. The Manager shall prepare a statement documenting the Expenses of the Company and the Expenses incurred by the Manager on behalf of the Company during each calendar month, and shall deliver such statement to the Company within 20 days after the end of each calendar month. Expenses incurred by the Manager on behalf of the Company shall be reimbursed monthly to the Manager on the first business day of the month immediately following the date of delivery of such statement.

    SECTION 11. Limits of Manager Responsibility; Indemnification. The Manager assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith and shall not be responsible for any action of the Board of Directors in following or declining to follow any advice or recommendations of the Manager, including as set forth in Section 7(b) of this Agreement. The Manager, its members, managers, officers and employees will not be liable to the REIT, the Operating Partnership or any other Subsidiary, to the Independent Directors, or the REIT's, the Operating Partnership's or any Subsidiary's stockholders or partners for any acts or omissions by the Manager, its members, managers, officers or employees, under or in connection with this Agreement, except by reason of acts constituting willful misconduct or gross negligence. The REIT and/or the Operating Partnership shall, to the full extent lawful, reimburse, indemnify and hold the Manager, its members, managers, officers and employees and each other Person, if any, controlling the Manager (each, an "Indemnified Party"), harmless of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including attorneys' fees) in respect of or arising from any acts or omissions of such Indemnified Party made in good faith in the performance of the Manager's duties under this Agreement and not constituting willful misconduct or gross negligence of such Indemnified Party.

    SECTION 12. No Joint Venture. Nothing herein shall be construed to make the Company and the Manager partners or joint venturers or impose any liability as such on either of them.

    SECTION 13. Term; Termination.


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    (a) The term of this Agreement shall commence on the Closing Date and this Agreement shall continue in force until the third anniversary of the Closing Date (such three-year period, the "Initial Term"). Thereafter, until this Agreement is terminated in accordance with its terms, this Agreement shall be deemed renewed automatically each year for an additional one-year period unless a majority of the Independent Directors (as such term is defined in the Charter of the REIT) or a majority of the holders of outstanding shares of Common Stock, agree that either (i) there has been unsatisfactory performance that is materially detrimental to the Company or
(ii) the Management Fee payable to the Manager is unfair, provided that the Company shall not have the right to terminate this Agreement under clause
(ii) above if the Manager agrees to continue to provide the services hereunder at a fee that the Independent Directors have determined to be fair. If the Company elects not to renew this Agreement at the expiration of the Initial Term or any extended term as set forth above, the REIT shall deliver to the Manager prior written notice (the "Termination Notice") of the Company's intention not to renew this Agreement based upon the terms set forth in this clause (a) not less than 60 days prior to the expiration of the then existing term. If the Company so elects not to renew this Agreement, the Company shall designate the date (the "Effective Termination Date"), not less than 60 nor more than 180 days from the date of the notice, on which the Manager shall cease to provide services hereunder and this Agreement shall terminate on such date; provided, however, that in the event that such Termination Notice is given in connection with a determination that the compensation payable to the Manager is unfair, the Manager shall have the right to renegotiate the Management Fee by delivering to the Company, no fewer than forty-five (45) days prior to the prospective Effective Termination Date, written notice of its intention to renegotiate its compensation hereunder. Thereupon, the Company and the Manager shall enter into good faith negotiation of the compensation payable to the Manager hereunder. Provided that the Manager and the Company agree to a revised Management Fee (or other compensation structure) within 30 days following the commencement of such negotiation, the Termination Notice shall be deemed of no force and effect and this Agreement shall continue in full force and effect on the terms stated herein, except that the Management Fee shall be the revised Management Fee (or other compensation structure) then agreed upon by the parties hereto. The REIT and the Manager agree to execute and deliver an amendment to this Agreement setting forth such revised Management Fee promptly upon reaching an agreement regarding same. In the event that the Company and the Manager are unable to agree to a revised Management Fee during such 30 day period, this Agreement shall terminate, such termination to be effective on the date which is the later of (A) ten (10) days

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following the end of such 30 day period and (B) the Effective Termination
Date originally set forth in the Termination Notice.

    (b) In the event that this Agreement is terminated in accordance with the provisions of Section 13(a) hereof, the Company shall pay to the Manager, on the date on which such termination is effective, a termination fee (the "Termination Fee") equal to the amount of the Management Fee earned by the Manager during the period consisting of twelve (12) full calendar months immediately preceding such termination. The obligation of the Company to pay the Termination Fee shall survive the termination of this Agreement.

    (c) No later than 60 days prior to the third or any subsequent anniversary of the Closing Date, the Manager may deliver written notice to the REIT informing it of the Manager's intention not to renew the Term, whereupon the Term hereof shall not be renewed and extended and this Agreement shall terminate effective on the anniversary of the Closing Date next following the delivery of such notice.

    (d) If this Agreement is terminated pursuant to this Section 13, such termination shall be without any further liability or obligation of either party to the other, except as provided in Section 13(b) and Section 16 of this Agreement.

    SECTION 14. Assignment.

    (a) Except as set forth in Section 14(b) of this Agreement, this Agreement shall terminate automatically in the event of its assignment, in whole or in part, by the Manager, unless such assignment is consented to in writing by the REIT with the consent of a majority of the Independent Directors, provided, however, that no such consent shall be required in the case of an assignment by the Manager to an entity whose day-to-day business and operations is managed and supervised jointly by David T. Hamamoto and W. Edward Scheetz. Any such assignment shall bind the assignee hereunder in the same manner as the Manager is bound. In addition, the assignee shall execute and deliver to the REIT a counterpart of this Agreement naming such assignee as Manager. This Agreement shall not be assigned by the REIT without the prior written consent of the Manager, except in the case of assignment by the REIT to another REIT or other organization which is a successor (by merger, consolidation or purchase of assets) to the REIT, in which case such successor organization shall be bound hereunder and by the terms of such assignment in the same manner as the REIT is bound hereunder.

    (b) Notwithstanding any provision of this Agreement, the Manager may subcontract and assign any or all of its responsibilities under Sections 2(b), 2(c) and 2(d) of this Agreement to any of its affiliates, and the REIT hereby consents to any such assignment and subcontracting. In addition, nothing contained herein shall preclude any pledge, hypothecation or other transfer of any amounts payable to the Manager hereunder.

    SECTION 15. Termination for Cause.

    (a) The Company may terminate this Agreement effective upon sixty (60) days prior written notice of termination from the Company to the Manager, without payment of any Termination Fee, if any act of fraud, misappropriation of funds, embezzlement or theft constituting a felony against the Company (as finally determined by a court of competent jurisdiction) or other willful violation of this Agreement is perpetrated by the Manager in its corporate capacity (as distinguished from the acts of any employees of the Manager which are taken without the complicity of W. Edward Scheetz or David T. Hamamoto) under this agreement or in the event of any gross negligence on the part of the Manager in the performance of its duties hereunder.

    (b) The Manager may terminate this Agreement effective upon sixty (60) days prior written notice of termination to the Company in the event that the Company shall default in the performance or observance of any material term, condition or covenant contained in this Agreement and such default shall continue for a period of 30 days after written notice thereof specifying such default and requesting that the same be remedied in such 30 day period.

    SECTION 16. Action Upon Termination. From and after the effective date of termination of this Agreement, pursuant to Sections 13, 14, or 15 hereof, the Manager shall not be entitled to compensation for further services hereunder, but shall be paid all compensation accruing to the date of termination and, if terminated pursuant to Section 13, the applicable Termination Fee. Upon such termination, the Manager shall forthwith:

    (a) after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled, pay over to the Company or a Subsidiary all money collected and held for the account of the Company or a Subsidiary pursuant to this Agreement;

    (b) deliver to the Board of Directors a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board of Directors with respect to the Company or a Subsidiary; and

    (c) deliver to the Board of Directors all property and documents of the Company or any Subsidiary then in the custody of the Manager.

    SECTION 17. Release of Money or Other Property Upon Written Request. The Manager agrees that any money or other property of the Company or Subsidiary held by the Manager under this Agreement shall be held by the Manager as custodian for the Company or Subsidiary, and the Manager's records shall be appropriately marked clearly to reflect the ownership of such money or other property by the Company or such Subsidiary. Upon the receipt by the Manager of a written request signed by a duly authorized officer of the Company requesting the Manager to release to the Company or any Subsidiary any money or other property then held by the Manager for the account of the Company or any Subsidiary under this Agreement, the Manager shall release such money or other property to the Company or any Subsidiary within a reasonable period of time, but in no event later than 60 days following such request. The Manager shall not be liable to the Company, any Subsidiary, the Independent Directors, or the Company's or a Subsidiary's stockholders or partners for any acts performed or omissions to act by the Company or any Subsidiary in connection with the money or other property released to the Company or any Subsidiary in accordance with this Section. The Company and any Subsidiary shall indemnify the Manager and its members, managers, officers and employees against any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever, which arise in connection with the Manager's release of such money or other property to the Company or any Subsidiary in accordance with the terms of this
Section 17. Indemnification pursuant to this provision shall be in addition to any right of the Manager to indemnification under Section 11 of this Agreement.

    SECTION 18. Notices. Unless expressly provided otherwise herein, all notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

                             (a) If to the Company:

                              NorthStar Capital Investment Corp.
                              527 Madison Avenue, 17th Floor
                              New York, New York 10022
                              Attention: Mr. David T. Hamamoto

                              (b) If to the Manager:

                              NorthStar Capital Partners LLC
                              527 Madison Avenue, 17th Floor
                              New York, New York 10022
                              Attention: Mr. W. Edward Scheetz


    Either party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 18 for the giving of notice.

    SECTION 19. Binding Nature of Agreement; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns as provided herein.

    SECTION 20. Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

    SECTION 21. Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Delaware, notwithstanding any Delaware or other conflict-of-law provisions to the contrary.

    SECTION 22. Indulgences, Not Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

    SECTION 23. Titles Not to Affect Interpretation. The titles of paragraphs and subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

    SECTION 24. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

    SECTION 25. Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

    SECTION 26. Gender. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                              NORTHSTAR CAPITAL INVESTMENT CORP.

                              By: /s/ Marc S. Gordon
                                 ------------------------------------

                              Its: Vice President and Secretary
                                  -----------------------------------


                              NORTHSTAR PARTNERSHIP, L.P.

                              By: NorthStar Capital Investment Corp.,
                                  its general partner


                                  By: /s/ Marc S. Gordon
                                     ------------------------------

                                  Its: Vice President and Secretary
                                      -----------------------------

                              NORTHSTAR CAPITAL PARTNERS LLC

                              By: NorthStar Capital Holdings I, LLC,
                                  its managing member


                                  By: /s/ W. Edward Scheetz
                                     ------------------------------
                                     Name:  W. Edward Scheetz
                                     Title: Manager